                                                                   EXHIBIT 10.32

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                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                            NORTHCOAST PIZZA, INC.,
                           NORTH ROYALTON PIZZA, INC.
                                  LOUIS ACKHAR
                                      AND
                            OHIO PIZZA DELIVERY CO.

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                                 June 26, 1997

                               TABLE OF CONTENTS

Section                                                           Page


1.  Purchase and Sale of Assets..................................... 1
    1.1  Lease...................................................... 1
    1.2  Equipment; Fixtures; Tangible Personal Property............ 2
    1.3  Licenses, Permits.......................................... 2
    1.4  Executory Contracts........................................ 2
    1.5  Inventories................................................ 2
    1.6  Other Intangible Assets.................................... 2
    1.7  Personnel and Payroll Records.............................. 2
    1.8  Franchise Agreement........................................ 2

2.  Assumption of Liabilities....................................... 2
    2.1  Lease and Contracts........................................ 2
    2.2  No Other Liabilities....................................... 2

3.  Purchase Price; Allocation of Purchase Price.................... 3
    3.1  Purchase Price............................................. 3
    3.2  Payment of Purchase Price.................................. 3
    3.3  Purchase Price Allocation.................................. 3
    3.4  Determination of Inventory Value........................... 3

4.  Representations and Warranties of NPI, Seller and Shareholder... 3

5.  Representations and Warranties of Seller and Shareholder........ 3
    5.1  Organization and Power..................................... 3
    5.2  Authority, Approval; No Violations, Consents............... 4
    5.3  Books and Records.......................................... 4
    5.4  Assets Necessary to Operate the Business................... 4
    5.5  Claims; Litigation......................................... 5
    5.6  Compliance with Laws....................................... 5
    5.7  Employee Benefits.......................................... 5
    5.8  Employees and Compensation................................. 5
    5.9  Executory Contracts........................................ 5
    5.10  Inventory................................................. 5
    5.11  Labor Matters............................................. 5
    5.12  Licenses, Permits......................................... 6
    5.13  No Agent or Broker........................................ 6
    5.14  Taxes; Tax Returns; Withholdings.......................... 6
    5.15  Title to Properties; Condition of Properties.............. 6
    5.16  Lease; Real Property...................................... 7
    5.17  Insurance................................................. 7
    5.18  Completeness of Statements................................ 7

                               TABLE OF CONTENTS

Section                                                           Page


6.  Representations and Warranties of Buyer........................  7
    6.1  Corporate Status..........................................  7
    6.2  Authority; Consents; Enforcement..........................  7
    6.3  No Agent or Broker........................................  8

7.  Survival of Representations and Warranties.....................  8

8.  Additional Covenants of the Parties............................  8
    8.1  Operation of the Business Pending Closing.................  8
    8.2  Cooperation...............................................  9
    8.3  Further Assurances........................................  9
    8.4  Seller's Employees........................................  9
    8.5  Taxes.....................................................  9
    8.6  Expenses; Prorations......................................  9
    8.7  Non-Competition Agreement................................. 10
    8.8  Assignment of Development Agreement....................... 10

9.  Closing........................................................ 10

10. Conditions To the Obligations of Buyer......................... 11
    10.1  Representations, Warranties and Covenants................ 11
    10.2  Compliance with Covenants................................ 11
    10.3  Consents................................................. 11
    10.4  No Material Adverse Change............................... 11
    10.5  PJI Consent.............................................. 11

11. Conditions to the Obligations of Seller........................ 11
    11.1  Representations, Warranties and Covenants................ 11
    11.2  PJI Consent.............................................. 11

12. Deliveries and Actions To Be Taken At The Closing.............. 11
    12.1  Deliveries by Seller..................................... 11
    12.2  Deliveries by Buyer...................................... 12
    12.3  Agreements of Parties.................................... 12

13. Indemnification................................................ 12
    13.1  Indemnification by Seller................................ 12
    13.2  Indemnification by Buyer................................. 13

14. Miscellaneous Provisions....................................... 13
    14.1  Entire Agreement; Waiver................................. 13

                               TABLE OF CONTENTS

Section                                                            Page

    14.2  Exhibits and Schedules.................................... 13
    14.3  Headings.................................................. 13
    14.4  No Third Party Beneficiaries.............................. 14
    14.5  Notices................................................... 14
    14.6  Parties Affected.......................................... 14

                           ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement is made as of the 26th day of June, 1997 by and between (i) Northcoast Pizza, Inc., an Ohio corporation ("NPI"), North Royalton Pizza, Inc., an Ohio Corporation ("Seller"), and Louis Ackhar, an Ohio resident and sole shareholder of NPI and Seller ("Shareholder"), and (ii) Ohio Pizza Delivery Co., an Ohio corporation ("Buyer").

     Recitals:

     A. Seller presently owns and operates a Papa John's Restaurant business (the "Business") located at 12781 State Road, North Royalton, Ohio 44133 (the "Restaurant"), pursuant to the provisions of a certain Franchise Agreement, dated February 12, 1996 (the "Franchise Agreement") between Seller (as assignee of NPI) and Papa John's International, Inc. ("PJI").

     B. Buyer desires to purchase and acquire from Seller, and Seller desires to sell and convey to Buyer, the Business and assets of Seller used in the operation of the Business, upon the terms and subject to the conditions set forth herein.

     C. Shareholder is the sole shareholder of NPI and Seller and joins in this Agreement for purposes of making the representations, warranties, and covenants set forth herein.

     D. NPI owns development rights for additional Papa John's restaurants, pursuant to the provisions of that certain Papa John's Development Agreement, dated December 23, 1996, between NPI and PJI (the "Development Agreement"); and joins in this Agreement for purposes of making certain representations, warranties and covenants.

     Agreement:

     Now, Therefore, the parties hereto do hereby agree as follows:

     1. Purchase and Sale of Assets. At the "Closing" on the "Closing Date" (as defined in Section ), Seller agrees to sell, transfer, convey, assign and deliver to Buyer, free and clear of all liens, claims, restrictions and encumbrances of any nature whatsoever, and Buyer agrees to purchase and acquire from Seller, all of Seller's right, title and interest as of the opening of business on the Closing Date under, in and to the assets of the Business, both tangible and intangible, wherever situated, including, without limitation, the following (the "Acquired Assets"):

          1.1 Lease. Seller's rights under that certain Lease Agreement ("Lease"), dated December 6, 1996, by and between Seller and Pierre Zanin and Gabriella Zanin (collectively, the

"Landlord"), including that certain Addendum to Lease, dated December 6, 1996, between Seller and the Landlord, pursuant to which Seller leases the real property (the "Real Property") on which the Restaurant is located;

          1.2 Equipment; Fixtures; Tangible Personal Property. All of Seller's furniture, fixtures, equipment, computer hardware and software, fixtures, signs, uniforms, menus, dishes, glassware, utensils and other small wares, business machines and all other tangible personal property used in or necessary for the operation of the Business, including, without limitation, the items listed on Exhibit A attached hereto ("Equipment");

          1.3 Licenses, Permits. All of the Seller's licenses and permits owned in the operation of the Business, to the extent the same are assignable;

          1.4 Executory Contracts. Seller's executory contracts and agreements described on Exhibit B ("Contracts");

          1.5 Inventories. Seller's usable food and beverage ingredients, packaging materials, paper products, miscellaneous consumable inventories and stores and supplies ("Inventory");

          1.6 Other Intangible Assets. Seller's rights under any warranties relating to the Acquired Assets; Seller's telephone numbers; all operating data and the books and records of Seller which pertain to any of the Acquired Assets or to sales to customers and from suppliers pertaining to the Acquired Assets; and any other books, records or accounts which may be reasonably needed by or reasonably helpful to Buyer in connection with the Acquired Assets, including, but not limited to, service parts records, warranty records and maintenance records; provided, that Seller may retain all tax records and shall deliver copies thereof to Buyer, as requested by Buyer;

          1.7 Personnel and Payroll Records. All personnel records, payroll records and INS records for all employees of the Business ("Employees"); and

          1.8 Franchise Agreement. Seller's rights, title and interest in, under and to the Franchise Agreement.

     2.   Assumption of Liabilities.

          2.1 Lease and Contracts. Effective as of the Closing, Buyer hereby agrees to assume Seller's executory obligations under the Lease and the Contracts arising on and after the Closing Date, but only to the extent that such obligations are not inconsistent with Seller's representations and warranties contained herein.

          2.2 Except as set forth in Section , Buyer shall not assume, nor shall Buyer have any obligation or liability for, and Seller shall retain, pay and discharge, all other debts, obligations and liabilities of Seller, whether known, unknown, fixed, contingent, executory or otherwise, and whether or not incurred directly by Seller or for which Seller or the Business is obligated by operation of law.

     3.   Purchase Price; Allocation of Purchase Price.

          3.1 Purchase Price. The purchase price ("Purchase Price") for the Acquired Assets shall be $160,000 plus the value of the Inventory.

          3.2 Payment of Purchase Price. The Purchase Price shall be paid as follows:

               (a) At the Closing, Buyer shall pay to Commerce Exchange Bank, Beechwood, Ohio, an amount equal to the outstanding amount of Seller's loan from such Bank (the "Loan");

               (b) At the Closing, Buyer shall pay to Seller $160,000 minus the amount of the Loan by delivery of immediately available funds to an account designated by Seller; and

               (c) The value of the Inventory shall be paid by Buyer to Seller in cash within 60 days following the Closing.

          3.3 Purchase Price Allocation. The Purchase Price shall be allocated among the Acquired Assets as mutually agreed by the parties.

          3.4 Determination of Inventory Value. On the close of business on the date immediately preceding the Closing Date, Seller and Buyer shall conduct a physical count of the Inventory. The Inventory shall be valued at Seller's actual cost therefor, or if lower, market value as reasonably determined by Buyer and Seller.

     4. Representations and Warranties of NPI, Seller and Shareholder. NPI, Seller and Shareholder, jointly and severally, represent and warrant to Buyer that Seller is the successor in interest to NPI's rights and title under, in and to the Franchise Agreement, and that NPI has no interest whatsoever remaining thereunder.

     5. Representations and Warranties of Seller and Shareholder. Seller and Shareholder, jointly and severally, represent and warrant to Buyer as follows:

          5.1 Organization and Power. Seller is a corporation duly organized, validly existing and in good standing in the laws of the State of Ohio. Seller has, and at all times has had, all requisite power and authority to own its property and conduct its business as presently conducted. Neither the nature of Seller's business, nor the location of any of the Acquired Assets makes qualification of Seller as a foreign corporation necessary under the laws of any state other than Arkansas.

          5.2  Authority, Approval; No Violations, Consents.

               (a) Seller has the absolute and unrestricted right, power, authority and capacity to enter into and deliver this Agreement and perform the transactions contemplated herein. This Agreement has been duly executed and delivered by Seller and constitutes Seller's legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

               (b) Except for the consent of the Landlord to assignment of the Lease to Buyer and except for the "PJI Consent" (as hereafter defined), the execution, delivery and performance of, and the consummation of the transactions contemplated in, this Agreement do not:

                    (1) require the approval, consent or authorization of any federal, state or local court, governmental authority or regulatory body, or of any creditor of Seller or of any other person or entity;

                    (2) give any party with rights under any instrument, agreement, contract, mortgage, judgment, order, writ, award, decree or other restriction the right to terminate, modify or otherwise change the rights or obligations of Seller thereunder; or

                    (3) conflict with or result in a violation or breach of any of the terms, conditions or provisions of, or constitute a default under,
     (i) Seller's Articles of Incorporation or by-laws, (ii) any instrument, agreement, contract, mortgage, judgment, order, writ, award, decree or other restriction to which Seller is a party by which Seller is bound or which is applicable to the Business or any of the Acquired Assets, or (iii) any of Seller's properties is subject or by which Seller is bound or any statute or regulatory provision affecting them.

               (c) The execution, delivery and performance of this Agreement have been approved by all requisite corporate action.

               (d) Seller has complied, and is in compliance, with all laws, regulations, rules and orders applicable to the operation of the Business and its ownership or use of the Acquired Assets, and Seller has no knowledge of any facts or circumstances which may constitute or result in any noncompliance.

          5.3 Books and Records. The books of account and records of Seller are true and complete in all respects, and all monies due or to become due from or to or owing by, and all liabilities (actual, contingent or accrued) of, Seller by reason of any transaction, matter or cause whatsoever have been duly, correctly and completely entered therein.

          5.4 Assets Necessary to Operate the Business. Seller owns or leases and is transferring to Buyer hereunder all properties and assets, whether real or personal, tangible or intangible, including but not limited to all required permits and licenses and all contracts and agreements necessary or appropriate to permit Seller to conduct its business at the Business as presently conducted.

          5.5 Claims; Litigation. There are no disputes, claims, actions, suits, orders, arbitrations, proceedings or investigations, either administrative or judicial, pending or threatened or contemplated, against or affecting Seller or the Business, or its properties, employees, or rights, at law or in equity, or before any arbitrator, court, or before or by any other governmental agency or instrumentality, domestic or foreign. No event or condition of any nature which might materially and adversely affect the business, financial condition, results of operations or prospects of the Business has occurred, exists or to the knowledge of Seller or Shareholder is anticipated.

          5.6 Compliance with Laws. Seller is not in violation of, or in default under, any law, regulation, rule, ordinance, order, judgment, writ, injunction or decree, of any federal, state or local government or instrumentality or agency thereof, or any court (collectively, "Laws"), including, without limitation, Laws relating to the public health, safety or protection of the environment (collectively, "Environmental Laws"), and neither Seller nor Shareholder is aware of any facts or circumstances which may constitute or result in any such violation. No party is currently asserting that Seller has violated any Laws or that Seller is a "responsible party" pursuant to 42 USC (S)9607 for the release of "Hazardous Materials" (as defined in Environmental Laws).

          5.7 Employee Benefits. Seller is not presently required to contribute to, nor has Seller, during the five-year period ending on the date hereof, been required to contribute to any employee benefit plan described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

          5.8 Employees and Compensation. All of Seller's employees are employed "at will" and may be terminated at any time, for any or no reason without notice and without liability to Seller.

          5.9 Executory Contracts. Seller has delivered to Buyer a complete copy of each Contract referred to on Exhibit B. Seller has performed in all material respects all obligations to be performed by it under the terms of the Contracts through the date of this Agreement, and is not in default or breach under any Contract.

          5.10 Inventory. The Inventory consists of items of a quality and quantity useable or saleable in the ordinary course of the Business as presently heretofore conducted. No items included in the inventories are pledged as collateral or held by Seller on consignment from another.

          5.11 Labor Matters. Seller is not a party to, nor negotiating, any collective bargaining agreement. To Seller's knowledge, there are no union organizational or representation efforts underway or threatened, nor are there any existing or threatened labor strikes, slow downs, disputes, grievances or disturbances which might affect operations at, or deliveries from or into the Business. Seller has complied with the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, Executive Order 11246 and all other federal, state or local laws relating to wages, hours, employees and collective bargaining.

          5.12 Licenses, Permits. Seller has delivered to Buyer copies of all notifications from or to any government agency, permits, licenses, engineering studies and environmental impact reports or assessments that are material to the operation of the Business.

          5.13 No Agent or Broker. No agent or broker or other person acting pursuant to authority given by Seller is entitled to any commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

          5.14  Taxes; Tax Returns; Withholdings.

              (a) Taxes. All taxes, including, without limitation, income, property, sales, use, excise, unemployment, franchise, employees income withholding, social security tax imposed by the United States or by any state, municipality or instrumentality thereof, or by any other taxing authority, which are due or payable or which are attributable to periods prior to the date hereof, by Seller, and all interest and penalties thereon, whether disputed or not, have been paid in full. There are in effect no agreements, waivers or other arrangements providing for an extension of time with regard to the assessment of any tax, or any deficiency with respect thereto, against Seller, other than routine extensions in filing deadlines. There are no actions, suits, proceedings, investigations or claims now pending, nor, to the knowledge of Seller and Shareholder, proposed, against Seller, nor are there any matters under discussion with the Internal Revenue Service, or other governmental authority, relating to any taxes or assessments, or any claims or deficiencies with respect thereto.

              (b) Tax Returns. Seller has prepared, signed and filed all federal, state and other tax returns and reports required to be filed by all applicable laws and regulations which are attributable to periods prior to the date hereof, and such returns and reports have been accurately prepared and duly and timely filed and all deposits required by law to be made by Seller have been duly made.

              (c) Withholdings. Seller has withheld proper and accurate amounts from its employees in full and complete compliance with the tax withholding provisions of the Internal Revenue Code and other applicable federal, foreign, state or local laws, and has filed proper and accurate federal, foreign, state and local returns and reports for all years and periods (and portions thereof) for which any such returns and reports were due with respect to employee income, income tax withholding, withholding taxes, social security taxes and unemployment taxes. All payments due from Seller on account of employee income tax withholding, withholding taxes, social security taxes or unemployment taxes in respect of years and periods (and portions thereof) ended on or prior to the date hereof have been paid.

          5.15 Title to Properties; Condition of Properties. Seller has good and marketable title to all of the Acquired Assets (excluding leased properties) and the Business, and will convey the Acquired Assets to Buyer free and clear of all charges, claims, restrictions, community property interests, equitable interests, mortgages, liens, pledges, security interests or encumbrances of any nature whatsoever. The Acquired Assets constitute all the assets used in or necessary for the operation of the Business as heretofore conducted.

          5.16 Lease; Real Property. Seller's operation of the Business at and from the Real Property and the Buildings conforms to all planning, zoning and other similar regulations and ordinances. The Lease is in full force and effect in accordance with its terms, and Seller is not in default under the Lease and no event has occurred which, upon the passage of time or otherwise, would constitute such a default, and the Landlord is not in default in any manner thereunder.

          5.17 Insurance. Seller maintains, and has at all times prior to the date hereof, maintained policies of fire and casualty, product and other liability and other forms of insurance in such amounts and against such risks and losses as are reasonable and adequate for the conduct of the Business.

          5.18 Completeness of Statements. Seller and Shareholder have disclosed to Buyer in writing all adverse facts known to them relating to the representations and warranties made by Seller and Shareholder in this Agreement. The representations and warranties of Seller and Shareholder in this Agreement are true and complete in all respects. No representation or warranty of Seller or Shareholder in this Agreement or in any certificate, Exhibit, Schedule or other document furnished pursuant hereto, (i) contains any untrue statement of a fact, (ii) omits any material fact necessary to make such representation or warranty, under the circumstances which it was made, not misleading, or (iii) contains any misstatement of a fact. All of the representations and warranties made by Seller and Shareholder are made with the knowledge, expectation, understanding and desire that Buyer place complete reliance thereon. The representations and warranties shall not be affected or deemed waived by reason of the fact that Buyer knew or should have known that any such representation and warranty is or might be inaccurate in any respect.

     6. Representations and Warranties of Buyer. Buyer represent and warrant to Seller as follows:

          6.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          6.2  Authority; Consents; Enforcement.

              (a) This Agreement has been duly executed and delivered by Buyer and constitutes its legal, valid and binding obligation, enforceable in accordance with the terms of this Agreement. Buyer has full power and authority, corporate and otherwise, to enter into and to deliver this Agreement and perform the transactions described herein.

              (b) All consents, approvals, resolutions, authorizations, actions or orders, including those which must be obtained from governmental agencies or authorities, required of Buyer for the authorization, execution and delivery of, and for the consummation of the transactions described in, this Agreement have been obtained.

              (c) The execution and delivery of this Agreement, the consummation of the transactions described in this Agreement, and the fulfillment of and compliance with its terms and provisions do not (i) conflict with or violate (A) any judicial or administrative order, award, judgment or decree applicable to Buyer or (B) any term, condition or provision of Buyer's Certificate of Incorporation or By-Laws or any agreement, instrument, mortgage, contract, or restriction to which it is a party, or by which it is bound or which is applicable to its properties, or (ii) require the approval, consent or authorization of any Federal, state, or local court, or any creditor of Buyer, or any other person or entity.

          6.3 No Agent or Broker. No agent or broker or other person acting pursuant to authority given by Buyer is entitled to any commission, finders' fee or other like payment in connection with the transactions contemplated by this Agreement.

     7. Survival of Representations and Warranties. All statements contained in this Agreement shall be deemed representations and warranties of the parties to whom such statements are attributable. All of the representations, warranties, covenants and agreements contained in this Agreement or in any document furnished pursuant hereto, shall survive the execution of this Agreement, and the consummation of the transactions described herein and any investigation made by Buyer, Seller or NPI.

     8.  Additional Covenants of the Parties.

          8.1 Operation of the Business Pending Closing. From the date hereof through the Closing Date Seller shall continue the Business and operations substantially in the same manner as heretofore, not undertake any transactions or enter into any contracts, commitments or arrangements other than in the ordinary course of business consistent with its past practices, and use its best efforts to preserve the Business' present business and organization.

          8.2 Cooperation. Seller covenants to cooperate with Buyer in providing all information required hereunder and access thereto and whatever is required to carry out the purposes and intent of the transactions contemplated by this Agreement.

          8.3 Further Assurances. Each of the parties hereto agrees that it will, at any time, and from time to time, after the date hereof, upon the request of the appropriate party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to complete the transactions described in this Agreement.

          8.4  Seller's Employees.

              (a) Notification; Benefits Payment. Seller shall retain any and all liability and obligations for, and shall pay pursuant to Seller's policies, any termination pay, severance pay, sick pay or vacation pay, any unemployment benefits and any other benefits to which Seller's past or current employees, their spouses and dependent children may be entitled by virtue of their employment or termination of their employment with Seller.

              (b) No Obligation of Buyer. Buyer shall have no obligation to employ any employees of Seller subsequent to the date hereof. To the extent any of such employees are employed by Buyer following the date hereof, such employment shall be on terms and conditions determined by Buyer, and Buyer shall have no obligation to offer such employee the same or similar wages, salaries or benefits as are paid or provided by Seller prior to the date hereof.

          8.5 Taxes. Seller shall be liable and responsible for, and will duly and timely pay, any and all tax liabilities which may arise out of or result from the transactions herein contemplated, including, without limitation, applicable state and local sales, use or transfer taxes.

          8.6 Expenses; Prorations. The parties agree that each will pay all of its or his own expenses incurred in connection with the negotiation and preparation of this Agreement and the performance of the obligations of such party under and the consummation of the transactions contemplated by this Agreement. Utility charges, rental charges, any real and personal property taxes shall be prorated between Buyer and Seller as of the Closing Date; provided, however, that if any such charges are not ascertainable as of the Closing Date, then the parties agree to prorate (and pay pursuant to such proration) such amount as soon as practicable following the Closing Date.

          8.7  Non-Competition Agreement.

              (a) Covenant Not-To-Compete. As additional consideration for the transactions described herein, each of NPI, Seller and Shareholder hereby covenants and agrees that for a period of two years from the date hereof, none of them will, within the Cleveland, Ohio Dominant Market Area,

                  (1) directly or indirectly enter into the employ of, render any service to, or act in concert with, or on behalf of, any person or other entity that owns, operates, manages, franchises or licenses any "Competitive Business" (as defined hereafter); or

                  (2) directly or indirectly engage in any such Competitive Business on its or his own account; or

                  (3) become interested in any such Competitive Business, directly or indirectly, as an individual, partner, joint venturer, shareholder, director, officer, principal, agent, employee, consultant, investor, representative, creditor, licensor or transferor of any trademark, trade name, process, product or marketing or other intangible, or in any other relationship or capacity; provided, that the purchase of securities in Papa John's International, Inc. or a publicly traded security of any other corporation engaged in such business or service shall not in itself be deemed violative of this Agreement so long as Shareholder does not own, directly or indirectly, more than 2% of the securities of such other corporation.

              (b) Competitive Business. As used herein, the term "Competitive Business" means any business that manufactures or sells pizza, whether on a delivery, carry-out, dine-in, retain or wholesale basis.

          8.8 Assignment of Development Agreement. At the Closing, NPI and Buyer shall enter into an agreement, in the form of Exhibit C attached hereto, whereby NPI shall assign to Buyer all of NPI's rights under the Development Agreement (the "Development Assignment").

     9. Closing. The closing of the transactions described in this Agreement (the "Closing") shall take place at 10:00 a.m., local time, on July 29, 1997, or such other date as the parties may mutually agree (the "Closing Date"). The Closing shall take place at the offices of Greenebaum Doll & McDonald pllc, Louisville, Kentucky, or at such other place as the parties may agree.

     10. Conditions To the Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated in this Agreement shall be subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions precedent, any one or more of which may be waived in writing at the option of Buyer:

          10.1 Representations, Warranties and Covenants. All representations and warranties of Seller, Shareholder and NPI contained in this Agreement shall be true and correct as of the Closing Date as though made on such date.

          10.2 Compliance with Covenants. Seller, Shareholder and NPI shall have performed and complied with all the covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

          10.3 Consents. Seller shall have received the consent of the Landlord to the assignment of the Lease to Buyer (the "Landlord Consent").

          10.4 No Material Adverse Change. No event shall have occurred which would have a material adverse affect on any of the Acquired Assets or the conduct of the Business by Buyer following the Closing.

          10.5 PJI Consent. PJI shall have consented to the transactions contemplated hereby (the "PJI Consent").

     11. Conditions to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of all the following condition, which may be waived at the option of Seller:

          11.1 Representations, Warranties and Covenants. The representations and warranties of Buyer contained in this Agreement shall be true and correct as of the Closing Date as though made on such date, and Buyer shall have performed all of its agreements contained herein to be performed on or prior to the Closing Date.

          11.2  PJI Consent.  Seller shall have obtained the PJI Consent.

     12.  Deliveries and Actions To Be Taken At The Closing.

          12.1 Deliveries by Seller. At the Closing, Seller shall deliver (duly executed where appropriate) the following to Buyer:

               (a) Possession of the Acquired Assets, free of the possession of all third parties;

               (b) Assignments of all licenses and permits which can be assigned and which are material to the operation of the Business;

               (c) All consents required for the assignment and transfer by Seller to Buyer of the Acquired Assets, including the Lease Consent and the PJI Consent;

               (d) A certificate signed the President of Seller certifying as to the fulfillment of the conditions set forth in Sections 10.1 through 10.5;

               (e) Copies of the resolutions of the Board of Directors of and Shareholder of Seller and NPI authorizing the execution, delivery and performance of this Agreement; and

               (f) Such other documents and instruments as may be reasonably necessary to effect the closing of the transactions contemplated hereby as they are contemplated in this Agreement.

          12.2 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the following:

               (a) Immediately available funds in the amount provided for in Sections 3.2(a) and (b);

               (b) A certificate signed by an officer of Buyer certifying as to the fulfillment of the conditions set forth in Sections 11.1 and 11.2; and

               (c) Such other documents as may be reasonably necessary to effect the closing of the transactions described therein.

          12.3 Agreements of Parties. At the Closing, NPI, Seller and Buyer (as applicable) shall execute and deliver (i) Assignment and Assumption Agreements with respect to the Leases, the Contracts and Acquired Assets and (ii) the Development Assignment.

     13.  Indemnification.

          13.1 Indemnification by Seller. Seller and Shareholder, jointly and severally, shall indemnify and hold Buyer and its directors, officers, agents, successors and assigns ("Buyer Indemnitees") harmless from and against any and all debts, obligations, losses, claims, damages, liabilities, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, writs, decrees, costs and other expenses (including, but without limitation, reasonable attorneys' fees), of any nature and of any kind whatsoever ("Buyer Losses"), which may be made against or incurred by Buyer Indemnitees resulting from or arising out of or in any manner connected with (i) any misrepresentation or breach or failure of any warranty of Seller contained herein, (ii) the nonfulfillment of any agreement or obligation of Seller set forth herein, (iii) the ownership, use or conduct of the Business or the Acquired Assets on or prior to the Closing Date, or (iv) or any liabilities of Seller whether known or unknown to Seller not specifically assumed by Buyer under this Agreement and which are asserted against Buyer by reason of Buyer's acquisition, ownership or use of any of the Acquired Assets, or otherwise, including, without limitation, any tax, penalty or interest for periods or transactions prior to the date hereof, regardless of when assessed.

          13.2 Indemnification by Buyer. Buyer shall indemnify and hold Seller and its directors, officers, agents, successors and assigns ("Seller Indemnitees") harmless from and against any and all debts, obligations, losses, claims, damages, liabilities, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, writs, decrees, costs and other expenses (including, without limitation, reasonably attorneys' fees), of any nature and of any kind whatsoever ("Seller Losses") which may be made against or incurred by Seller Indemnitees resulting from or arising out of or in any manner connected with any misrepresentation or breach or failure of any warranty of Buyer, or the nonfulfillment of any agreement or obligations of Buyer.

     14.  Miscellaneous Provisions.

          14.1 Entire Agreement; Waiver. As used herein, the term "Agreement" shall mean this Asset Purchase Agreement, the Exhibits hereto, including those which will be executed and delivered by one or more of the parties hereto at or prior to the date hereof, and the Schedules delivered in connection herewith, all written statements and all certificates, documents and instruments which are identified herein as having been or to be furnished to Buyer. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter herein contained, and supersedes all prior agreements, correspondence, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party which has not been embodied in this Agreement, and no party shall be bound by or be liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement may be amended, modified, superseded, or canceled only by a written instrument signed by all of the parties hereto, and any of the terms, provisions, and conditions hereof may be waived, only by a written instrument signed by the waiving party. Failure of any party at any time or times to require performance of any provision hereof shall not be considered to be a waiver of any succeeding breach of such provision by any party.

          14.2 Exhibits and Schedules. All Exhibits to this Agreement and the Schedules hereto shall constitute part of this Agreement and shall be deemed to be incorporated herein by reference, in their entirety and made a part hereof, as if set out in full at the point where they first are mentioned. References in this Agreement to a specific Schedule shall refer solely to such Schedule and shall not be deemed to include material included in any other Schedule, unless the Schedule specifically states that the material is to be included in another specified Schedule.

          14.3 Headings. The headings in this Agreement are included for purposes of convenience only and shall not be considered a part of this Agreement in construing or interpreting any provision hereof.

          14.4 No Third Party Beneficiaries. This Agreement is not intended to, and does not, benefit or confer rights upon and is not enforceable by any third person, and shall only be enforceable by the parties hereto, and their respective successors, assigns, heirs and personal representatives.

          14.5 Notices.

               (a) Giving of Notices. All notices, requests, approvals, demands and other communications hereunder (collectively, "Notices") shall be deemed to have been given if in writing and (I) personally delivered against a written receipt, or (ii) sent by confirmed telephonic facsimile, or (iii) sent by United States mail, certified or registered, return receipt requested and postage prepaid, or (iv) delivered to a reputable express messenger service (such as Federal Express, DHL Courier or United Parcel Service) for overnight delivery, addressed as follows (or to such other address as a party shall have given Notice to the other):

               To Seller, NPI
               or Shareholder:   Mr. Louis Ackhar
                                 19206 Laurel Drive
                                 Walton Hills, Ohio 44146
                                 Fax: _______________________

               To Buyer:         Ohio Pizza Delivery Co.
                                 9109 Parkway East
                                 Birmingham, AL  35206
                                 Attn: D. Ross Davison,
                                   Chief Financial Officer
                                 FAX: (205) 836-0376


               (b) Time Notices Deemed Given. All Notices shall be effective upon being properly personally delivered, or upon confirmation of a telephonic facsimile, or upon correct deposit with the United States mail, or upon the delivery to a reputable express messenger service. The period in which a response to any Notice must be given, shall commence to run from the date on the receipt of a personally delivered Notice, or the date of confirmation of a telephonic facsimile, or the date of confirmed delivery by the United States Postal Service, or two days following the proper delivery of the Notice to a reputable express messenger service, as the case may be.

          14.6 Parties Affected. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

     In Witness Whereof, the parties have duly executed this Agreement as of the date first written above.


                                        Northcoast Pizza, Inc.

                                        By: /s/ Louis Ackhar
                                           --------------------------
                                        Title: President
                                              -----------------------
                                                  ("NPI")



                                        North Royalton Pizza, Inc.

                                        By: /s/ Louis Ackhar
                                           --------------------------
                                        Title: President
                                              -----------------------
                                                  ("Seller")

                                        /s/ Louis Ackhar
                                        -----------------------------
                                        Louis Ackhar

                                                ("Shareholder")



                                        Ohio Pizza Delivery Co.

                                        By: /s/ Douglas S. Stephens
                                           --------------------------
                                        Title: President
                                              -----------------------
                                                     ("Buyer")